Exhibit 99

News Release

Contact:	Tim Paynter (Media)
703-280-2720
timothy.paynter@ngc.com

Steve Movius (Investors)
703-280-4575
steve.movius@ngc.com
Northrop Grumman Reports First Quarter 2017 Financial Results

•	Q1 Sales Increase 5 percent to $6.3 Billion

•	Q1 EPS Increase 20 percent to $3.63

•	2017 EPS Guidance Increased to $11.80 to $12.10

FALLS CHURCH, Va. – April 26, 2017 – Northrop Grumman Corporation (NYSE: NOC) reported first quarter 2017 sales increased 5 percent to $6.3 billion from $6.0 billion in the first quarter of 2016. First quarter 2017 net earnings increased 15 percent to $640 million from $556 million in the prior year period. First quarter 2017 diluted earnings per share increased 20 percent to $3.63 from $3.03 in the first quarter of 2016. First quarter 2017 diluted earnings per share are based on 176.1 million weighted average diluted shares outstanding compared with 183.4 million in the prior year period, a 4 percent decrease.
“First quarter results are a strong start to the year, with solid operational performance from all three of our businesses. We continue to position our company for long-term profitable growth," said Wes Bush, chairman, chief executive officer and president.

Northrop Grumman Corporation
2980 Fairview Park Drive • Falls Church, VA 22042-4511
www.northropgrumman.com/media

Northrop Grumman Reports First Quarter 2017 Financial Results	2

Table 1 — Consolidated Operating Results Highlights

	First Quarter
($ in millions, except per share amounts)	2017	2016
Sales	$6,267	$5,956
Segment operating income[1]	726	701
Segment operating margin rate[1]	11.6%	11.8%
Net FAS/CAS pension adjustment[1]	136	74
Unallocated corporate expenses and other	(30)	(36)
Operating income	832	739
Operating margin rate	13.3%	12.4%
Interest expense	(75)	(76)
Other, net	16	13
Earnings before income taxes	773	676
Federal and foreign income tax expense	(133)	(120)
Effective income tax rate	17.2%	17.8%
Net earnings	$640	$556
Diluted EPS	3.63	3.03

Weighted average shares outstanding — Basic	174.8	181.3
Dilutive effect of share-based awards	1.3	2.1
Weighted average shares outstanding — Diluted	176.1	183.4

Pension-adjusted Operating Highlights
Operating income	832	739
Net FAS/CAS pension adjustment[1]	(136)	(74)
Pension-adjusted operating income[1]	$696	$665
Pension-adjusted operating margin rate[1]	11.1%	11.2%

Pension-adjusted Per Share Data
Diluted EPS	$3.63	$3.03
Pre-tax net pension adjustment per share[1]	(0.77)	(0.40)
Tax effect on net pension adjustment per share	0.27	0.14
Pension-adjusted diluted EPS[1]	$3.13	$2.77

[1]	Non-GAAP measure — see definitions at the end of this earnings release.
First quarter operating income increased 13 percent and operating margin rate increased 90 basis points to 13.3 percent, which includes higher segment operating income and higher net FAS/CAS pension adjustment than in the prior year period. First quarter 2017 segment operating income increased 4 percent to $726 million, primarily due to higher Aerospace Systems sales volume, while segment operating margin rate decreased 20 basis points to 11.6 percent largely due to contract mix.
The company's effective tax rate of 17.2 percent was comparable to the prior year period. First quarter 2017 federal and foreign income tax expense and effective tax rate reflect a $47 million benefit recognized for excess tax benefits related to employee share-based compensation, a $42 million benefit recognized in connection with resolution of the Internal Revenue Service examination of the company's 2012-2013 tax returns, and a $22 million benefit recognized for additional research credits claimed on prior year tax returns. In the prior year first quarter, the company's federal and foreign income tax expense included an $80 million benefit recognized for excess tax benefits related to employee share-based compensation.

Northrop Grumman Corporation
2980 Fairview Park Drive • Falls Church, VA 22042-4511
www.northropgrumman.com/media

Northrop Grumman Reports First Quarter 2017 Financial Results	3

Table 2 — Cash Flow Highlights

	First Quarter
($ millions)	2017	2016
Net cash used in operating activities	$(439)	$(60)
Less: capital expenditures	(216)	(298)
Free cash flow[1]	$(655)	$(358)

[1]	Non-GAAP measure — see definitions at the end of this earnings release.
First quarter 2017 cash used in operating activities totaled $439 million compared to $60 million used in the first quarter of 2016. First quarter 2017 free cash flow was a use of $655 million after capital expenditures of $216 million.
Changes in cash and cash equivalents include the following for cash from operating, investing and financing activities through March 31, 2017:
Operating

•	$439 million used in operations

Investing

•	$216 million for capital expenditures

Financing

•	$229 million for repurchase of common stock

•	$166 million for dividends

Northrop Grumman Corporation
2980 Fairview Park Drive • Falls Church, VA 22042-4511
www.northropgrumman.com/media

Northrop Grumman Reports First Quarter 2017 Financial Results	4

Table 3 — Segment Operating Results

	First Quarter
($ millions)	2017	2016	Change
Sales
Aerospace Systems	$2,898	$2,574	13%
Mission Systems	2,739	2,693	2%
Technology Services	1,194	1,214	(2%)
Intersegment eliminations	(564)	(525)
	6,267	5,956	5%
Segment operating income[1]
Aerospace Systems	312	286	9%
Mission Systems	353	353	—
Technology Services	131	126	4%
Intersegment eliminations	(70)	(64)
Segment operating income[1,2]	726	701	4%
Segment operating margin rate[1]	11.6%	11.8%	(20) bps

[1]	Non-GAAP measure — see definitions at the end of this earnings release.
[2]	Refer to Table 1 for reconciliation to operating income.
First quarter 2017 sales increased 5 percent, largely driven by a 13 percent sales increase at Aerospace Systems. First quarter 2017 segment operating income increased 4 percent and includes higher operating income at Aerospace Systems and Technology Services. First quarter 2017 segment operating margin rate declined to 11.6 percent primarily due to changes in contract mix at Aerospace Systems and the timing of risk reductions at Mission Systems.
Aerospace Systems ($ millions)

	First Quarter
	2017	2016	Change
Sales	$2,898	$2,574	12.6%
Operating income	312	286	9.1%
Operating margin rate	10.8%	11.1%
Aerospace Systems first quarter 2017 sales increased 13 percent primarily due to higher volume for Manned Aircraft programs, including restricted work and increased F-35 deliveries. Autonomous Systems sales increased slightly and reflect higher Triton volume and lower NATO Alliance Ground Surveillance volume. Space sales were comparable to the prior year period.
Aerospace Systems first quarter 2017 operating income increased 9 percent due to higher sales. Operating margin rate decreased to 10.8 percent principally due to changes in contract mix on Manned Aircraft programs and the timing of risk reductions on Space programs, partially offset by improved performance on Autonomous Systems programs.

Northrop Grumman Corporation
2980 Fairview Park Drive • Falls Church, VA 22042-4511
www.northropgrumman.com/media

Northrop Grumman Reports First Quarter 2017 Financial Results	5

Mission Systems ($ millions)

	First Quarter
	2017	2016	Change
Sales	$2,739	$2,693	1.7%
Operating income	353	353	—
Operating margin rate	12.9%	13.1%
Mission Systems first quarter 2017 sales increased 2 percent primarily due to higher Sensors and Processing volume, partially offset by lower Advanced Capabilities volume. Sensors and Processing sales reflect higher volume on communications and combat avionics programs. Advanced Capabilities sales reflect lower volume on navigation and maritime systems programs. Cyber and ISR sales were comparable to the prior year period.
Mission Systems first quarter 2017 operating income was unchanged. Operating margin rate decreased to 12.9 percent, primarily due to the timing of risk reductions on Advanced Capabilities programs, partially offset by improved performance on Cyber and ISR programs.
Technology Services ($ millions)

	First Quarter
	2017	2016	Change
Sales	$1,194	$1,214	(1.6%)
Operating income	131	126	4.0%
Operating margin rate	11.0%	10.4%
Technology Services first quarter 2017 sales decreased 2 percent due to lower sales for System Modernization and Services programs and Advanced Defense Services programs. System Modernization and Services and Advanced Defense Services sales decreased principally due to the completion of several programs in 2016. Global Logistics and Modernization sales were comparable to the prior year period and included higher international revenue, partially offset by lower volume on the KC-10 program.
Technology Services first quarter 2017 operating income increased by $5 million, and operating margin rate increased to 11.0 percent principally due to improved performance on System Modernization and Services and Global Logistics and Modernization programs.

Northrop Grumman Corporation
2980 Fairview Park Drive • Falls Church, VA 22042-4511
www.northropgrumman.com/media

Northrop Grumman Reports First Quarter 2017 Financial Results	6

2017 Guidance
The company’s 2017 financial guidance assumes no disruption to or cancellation of any of our significant programs and no disruption to or shutdown of government operations. Guidance for 2017 also assumes adequate and timely appropriations and funding for the company’s programs for the remainder of the year.

2017 Guidance
($ in millions, except per share amounts)	As of 1/26/17			As of 4/26/17

Sales	~25,000			~25,000

Segment operating margin %[1]	Mid 11%			Mid 11%

Net FAS/CAS pension adjustment[1]	~475			~500

Operating margin %	Mid 12%			Mid 12%

Effective tax rate %	~29.5%			~27.5%

Diluted EPS	11.30	—	11.60	11.80	—	12.10

Capital expenditures	~900			~900

Free cash flow[1]	1,800	—	2,000	1,800	—	2,000

[1] Non-GAAP measure - see definitions at the end of this earnings release.

Northrop Grumman Corporation
2980 Fairview Park Drive • Falls Church, VA 22042-4511
www.northropgrumman.com/media

Northrop Grumman Reports First Quarter 2017 Financial Results	7

About Northrop Grumman
Northrop Grumman will webcast its earnings conference call at noon Eastern time on April 26, 2017. A live audio broadcast of the conference call will be available on the investor relations page of the company’s website at www.northropgrumman.com.
Northrop Grumman is a leading global security company providing innovative systems, products and solutions in autonomous systems, cyber, C4ISR, strike, and logistics and modernization to customers worldwide. Please visit www.northropgrumman.com and follow us on twitter, @NGCNews, for more information.

Forward-Looking Statements
This earnings release and the information we are incorporating by reference contain statements, other than statements of historical fact, that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “expect,” “intend,” “may,” “could,” “plan,” “project,” “forecast,” “believe,” “estimate,” “guidance,” “outlook,” “anticipate,” “trends,” “goals” and similar expressions generally identify these forward-looking statements.
Forward-looking statements include, among other things, statements relating to our future financial condition, results of operations and/or cash flows. Forward-looking statements are based upon assumptions, expectations, plans and projections that we believe to be reasonable when made, but which may change over time. These statements are not guarantees of future performance and inherently involve a wide range of risks and uncertainties that are difficult to predict. Specific risks that could cause actual results to differ materially from those expressed or implied in these forward-looking statements include, but are not limited to, those identified and discussed more fully in the section entitled “Risk Factors” in our 2016 Annual Report on Form 10-K and other filings with the SEC. They include:

•	our dependence on the U.S. Government for a substantial portion of our business

•	significant delays or reductions in appropriations for our programs and U.S. Government funding more broadly

•	investigations, claims, disputes and/or litigation

•	our exposure to additional risks as a result of our international business

•
the improper conduct of employees, agents, subcontractors, suppliers, business partners or joint ventures in which we participate and the impact on our reputation, our ability to do business, and our financial position, results of operations and/or cash flows

•	the use of estimates when accounting for our contracts and the effect of contract cost growth and/or changes in estimated contract revenues and costs

•	the performance and financial viability of our subcontractors and suppliers and the availability and pricing of raw materials and components

•	cyber and other security threats or disruptions faced by us, our customers or our partners

•	changes in procurement and other laws, regulations and practices applicable to our industry, findings by the U.S. Government, and changes in our customers’ business practices globally

•	increased competition within our markets and bid protests

•	the ability to maintain a qualified workforce

•	inability to meet performance obligations under our contracts

•	environmental matters, including unforeseen environmental costs and government and third party claims

Northrop Grumman Corporation
2980 Fairview Park Drive • Falls Church, VA 22042-4511
www.northropgrumman.com/media

Northrop Grumman Reports First Quarter 2017 Financial Results	8

•	natural and/or environmental disasters

•	the adequacy and availability of our insurance coverage, customer indemnifications or other liability protections

•	products and services we provide related to hazardous and high risk operations, which subject us to various environmental, regulatory, financial, reputational and other risks

•
the future investment performance of plan assets, changes in actuarial assumptions associated with our pension and other post-retirement benefit plans and legislative or other regulatory actions impacting our pension, post-retirement and health and welfare plans

•	changes in business conditions that could impact business investments and/or recorded goodwill or the value of other long-lived assets

•	our ability to exploit or protect intellectual property rights

•	inability to develop new products and technologies and maintain technologies, facilities, and equipment to win new competitions and meet the needs of our customers

•	unanticipated changes in our tax provisions or exposure to additional tax liabilities
Additional information regarding these risks and other important factors can be found in the section entitled “Risk Factors” in our 2016 Annual Report on Form 10-K and as disclosed in this report and from time to time in our other filings with the SEC.
You are urged to consider the limitations on, and risks associated with, forward-looking statements and not unduly rely on the accuracy of forward-looking statements. These forward-looking statements speak only as of the date this report is first filed or, in the case of any document incorporated by reference, the date of that document. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.
This release and the attachments also contain non-GAAP financial measures. A reconciliation to the nearest GAAP measure and a discussion of the company's use of these measures are included in this release or the attachments.

Northrop Grumman Corporation
2980 Fairview Park Drive • Falls Church, VA 22042-4511
www.northropgrumman.com/media

SCHEDULE 1
NORTHROP GRUMMAN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS AND COMPREHENSIVE INCOME
(Unaudited)

	Three Months Ended March 31
$ in millions, except per share amounts	2017	2016
Sales
Product	$3,834	$3,478
Service	2,433	2,478
Total sales	6,267	5,956
Operating costs and expenses
Product	2,871	2,611
Service	1,887	1,950
General and administrative expenses	677	656
Operating income	832	739
Other (expense) income
Interest expense	(75)	(76)
Other, net	16	13
Earnings before income taxes	773	676
Federal and foreign income tax expense	133	120
Net earnings	$640	$556

Basic earnings per share	$3.66	$3.07
Weighted-average common shares outstanding, in millions	174.8	181.3

Diluted earnings per share	$3.63	$3.03
Weighted-average diluted shares outstanding, in millions	176.1	183.4

Net earnings (from above)	$640	$556
Other comprehensive income
Change in unamortized benefit plan costs, net of tax	99	101
Change in cumulative translation adjustment	4	(4)
Other, net	2	(1)
Other comprehensive income, net of tax	105	96
Comprehensive income	$745	$652

SCHEDULE 2
NORTHROP GRUMMAN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
(Unaudited)

	March 31, 2017	December 31, 2016
$ in millions
Assets
Cash and cash equivalents	$1,403	$2,541
Accounts receivable, net	4,072	3,299
Inventoried costs, net	933	816
Prepaid expenses and other current assets	160	200
Total current assets	6,568	6,856
Property, plant and equipment, net of accumulated depreciation of $4,904 in 2017 and $4,831 in 2016	3,656	3,588
Goodwill	12,454	12,450
Deferred tax assets	1,416	1,462
Other non-current assets	1,319	1,258
Total assets	$25,413	$25,614

Liabilities
Trade accounts payable	$1,374	$1,554
Accrued employee compensation	1,141	1,342
Advance payments and amounts in excess of costs incurred	1,286	1,471
Other current liabilities	1,367	1,263
Total current liabilities	5,168	5,630
Long-term debt, net of current portion	7,060	7,058
Pension and other post-retirement benefit plan liabilities	6,746	6,818
Other non-current liabilities	881	849
Total liabilities	19,855	20,355

Shareholders’ equity
Preferred stock, $1 par value; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $1 par value; 800,000,000 shares authorized; issued and outstanding: 2017—174,675,878 and 2016—175,068,263	175	175
Paid-in capital	—	—
Retained earnings	10,824	10,630
Accumulated other comprehensive loss	(5,441)	(5,546)
Total shareholders’ equity	5,558	5,259
Total liabilities and shareholders’ equity	$25,413	$25,614

SCHEDULE 3
NORTHROP GRUMMAN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended March 31
$ in millions	2017	2016
Operating activities
Net earnings	$640	$556
Adjustments to reconcile to net cash used in operating activities:
Depreciation and amortization	104	103
Stock-based compensation	17	14
Deferred income taxes	(16)	(35)
Changes in assets and liabilities:
Accounts receivable, net	(773)	(514)
Inventoried costs, net	(117)	(89)
Prepaid expenses and other assets	(46)	(4)
Accounts payable and other liabilities	(466)	(364)
Income taxes payable	152	174
Retiree benefits	86	105
Other, net	(20)	(6)
Net cash used in operating activities	(439)	(60)

Investing activities
Capital expenditures	(216)	(298)
Other, net	2	—
Net cash used in investing activities	(214)	(298)

Financing activities
Common stock repurchases	(229)	(282)
Payments of long-term debt	—	(107)
Cash dividends paid	(166)	(159)
Payments of employee taxes withheld from share-based awards	(90)	(137)
Other, net	—	1
Net cash used in financing activities	(485)	(684)
Decrease in cash and cash equivalents	(1,138)	(1,042)
Cash and cash equivalents, beginning of year	2,541	2,319
Cash and cash equivalents, end of period	$1,403	$1,277

Northrop Grumman Reports First Quarter 2017 Financial Results	12

Non-GAAP Financial Measures Disclosure: This earnings release contains non-GAAP (accounting principles generally accepted in the United States of America) financial measures, as defined by SEC (Securities and Exchange Commission) Regulation G and indicated by a footnote in the text of the release. While we believe investors and other users of our financial statements may find these non-GAAP financial measures useful in evaluating our financial performance and operational trends, they should be considered as supplemental in nature, and therefore, should not be considered in isolation or as a substitute for financial information prepared in accordance with GAAP. Definitions are provided for the non-GAAP measures and reconciliations are provided in the body of the release. References to a “Table” in the definitions below relate to tables in the body of this earnings release. Other companies may define these measures differently or may utilize different non-GAAP measures.
Free cash flow: Net cash used in operating activities less capital expenditures. We use free cash flow as a key factor in our planning for, and consideration of, acquisitions, stock repurchases and the payment of dividends. This measure may be useful to investors and other users of our financial statements as a supplemental measure of our cash performance, but should not be considered in isolation, as a measure of residual cash flow available for discretionary purposes, or as an alternative to operating cash flows presented in accordance with GAAP. Free cash flow is reconciled in Table 2.
Pension-adjusted measures: For financial statement purposes, we account for our employee pension plans in accordance with GAAP (FAS). However, the cost of these plans is charged to our contracts in accordance with the Federal Acquisition Regulation (FAR) and the related U.S. Government Cost Accounting Standards (CAS). We use pension-adjusted metrics as internal measures of financial performance and for performance-based compensation decisions. The following pension-adjusted measures may be useful to investors and other users of our financial statements in evaluating our performance based upon the pension costs charged to our contracts.
Net FAS/CAS pension adjustment: The difference between pension expense charged to contracts and included as cost in segment operating income in accordance with CAS and pension expense determined in accordance with FAS. Net FAS/CAS pension adjustment is presented in Table 1.
Pension-adjusted operating income: Operating income before the net FAS/CAS pension adjustment as defined above. Pension-adjusted operating income is reconciled in Table 1.
Pension-adjusted operating margin rate: Pension-adjusted operating income as defined above, divided by sales. Pension-adjusted operating margin rate is reconciled in Table 1.
Pre-tax net pension adjustment per share: The per share impact, before tax, of the net FAS/CAS pension adjustment as defined above. Pre-tax net pension adjustment per share is presented in Table 1.
Pension-adjusted diluted EPS: Diluted EPS excluding the per share impact, after tax at the statutory rate of 35 percent, of the net FAS/CAS pension adjustment as defined above. Pension-adjusted diluted EPS is reconciled in Table 1.
Segment operating income: Total earnings from our three segments including allocated pension expense recognized under CAS, and excluding unallocated corporate items and FAS pension expense. This measure may be useful to investors and other users of our financial statements as a supplemental measure in evaluating the financial performance and operational trends of our sectors. Segment operating income is reconciled in Table 1.
Segment operating margin rate: Segment operating income as defined above, and reconciled in Table 1, divided by sales. This measure may be useful to investors and other users of our financial statements as a supplemental measure in evaluating the financial performance and operational trends of our sectors.

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Northrop Grumman Corporation
2980 Fairview Park Drive • Falls Church, VA 22042-4511
www.northropgrumman.com/media